Exhibit 99.1

Contacts:  Bret L. Undem
Media Relations
Tel. (425) 493-2293
Fax. (425) 493-2010

FOR RELEASE
February 13, 2006

COMBIMATRIX BEGINS WORK ON
$2.1 MILLION DEPARTMENT OF DEFENSE CONTRACT

Newport Beach, Calif. - (BUSINESS WIRE) - February 13, 2006 - Acacia Research Corporation (Nasdaq: CBMX:ACTG) announced today that its CombiMatrix group has begun work on a one year, $2.1 million contract with the US Department of Defense (DoD). Funding for this contract, which focuses on the use of CombiMatrix’ array technology for military and antiterrorist applications, was previously announced as part of the DoD budget.

“We are pleased with the continued funding by the DoD for our efforts to exploit the full potential of the CombiMatrix microarray platform,” stated Dr. David Danley, Director of Homeland Defense Programs at CombiMatrix. “These new funds will allow us to continue developing a small, rugged, and automated biothreat and chemical agent detector.”

CombiMatrix’s development program with the Department of Defense is focused on the integration of CombiMatrix’s biotechnology with microelectronics and microfluidics and the development of an automated system with maximum flexibility and sensitivity for biothreat agents with reduced size and cost. CombiMatrix is seeking to develop systems for a broad range of requirements from portable hand held devices to larger industrial units. CombiMatrix’s integrated detection system is targeting potential threats such as Bacillus anthracis (Anthrax), Yersina pestis (plague), toxins, and other agents that could be used as bioweapons by terrorists and other enemies.

“Funding from the U.S. DoD enables us to continue developing products for military applications, and the funded R&D is also useful for the development of products we plan to launch in the civilian marketplace,” stated Dr. Amit Kumar, President and CEO of CombiMatrix Corporation. “As of the end of 2005, we completed our work on a $5.9 million contract, now we are beginning work on this $2.1 million contract. There is also an additional $2.4 million in this year’s DoD budget for developing our technologies.”

ABOUT ACACIA RESEARCH CORPORATION

Acacia Research Corporation comprises two operating groups, Acacia Technologies group and CombiMatrix group.

The CombiMatrix group is developing a platform technology to rapidly produce customizable arrays, which are semiconductor-based tools for use in identifying and determining the roles of genes, gene mutations and proteins.  The CombiMatrix's group's technology has a wide range of potential applications in the areas of genomics, proteomics, biosensors, drug discovery, drug development, diagnostics, combinatorial chemistry, material sciences and nanotechnology.

The Acacia Technologies group develops, acquires, and licenses patented technologies.  Acacia controls 38 patent portfolios, which include over 140 U.S. patents, and certain foreign counterparts, covering technologies used in a wide variety of industries including audio/video enhancement & synchronization, broadcast data retrieval, computer memory cache coherency, credit card fraud protection, database management, data encryption & product activation, digital media transmission (DMT®), digital video production, dynamic manufacturing modeling, enhanced Internet navigation, hearing aid ECS, image resolution enhancement, interactive data sharing, interactive television, interstitial Internet advertising, laptop docking station connectivity, microprocessor enhancement, multi-dimensional bar codes, network data storage, resource scheduling, rotational video imaging and spreadsheet automation.

Acacia Research-Acacia Technologies (Nasdaq: ACTG) and Acacia Research-CombiMatrix (Nasdaq: CBMX) are both classes of common stock issued by Acacia Research Corporation and are intended to reflect the performance of the respective operating groups and are not issued by the operating groups.

Information about the Acacia Technologies group and the CombiMatrix group is available at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the economic slowdown affecting technology companies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and 8-K/A, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.